METAWAVE COMMUNICATIONS CORPORATION

                     MANUFACTURING AGREEMENT

     This Manufacturing Agreement (this "Agreement") is made this
1st day of April, 2001 between Metawave Communications
Corporation, a Delaware corporation ("METAWAVE"), and Viasystems,
Inc., a Delaware corporation ("VIASYSTEMS").

                            RECITALS

     METAWAVE desires to have certain products of its design manufactured by VIASYSTEMS for sale to METAWAVE. VIASYSTEMS has the capability of manufacturing such products and desires to do so for sale to METAWAVE.

                            AGREEMENT

     In consideration of the foregoing and the agreements contained herein, the parties agree as follows:

1.   Definitions.

     (a) "Affiliate" shall mean any entity that directly or indirectly controls, is under common control with, or is controlled by, one of the parties to this Agreement. An entity shall be deemed to be in control of another entity only if, and for so long as, it owns or controls more than fifty-one percent (51%) of the shares of the subject entity entitled to vote in the election of the directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

     (b) "B Stock Inventory" shall mean those Products or items of Inventory that have been identified as having been previously in commercial use and have been refurbished to meet the Specifications. B Stock Inventory cannot be sold or represented as new material.

     (c) "Confidential Information" of a party shall mean any information disclosed by that party to the other pursuant to this Agreement or pursuant to either of the Transition Services Agreements of even date herewith between the parties which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days after its oral disclosure), and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding any failure to so identify it, however, all Specifications shall be Confidential Information of METAWAVE.

      (d) "Cost" shall mean the actual purchase price of Inventory or a service or the actual cost incurred in the manufacture, test or assembly of a Product, and does not include an administrative or similar mark-up.

      (e) "Intellectual Property" shall mean (i) with respect to METAWAVE, all rights held by METAWAVE in the Products and in its Confidential Information, including, but not limited to, patents, copyrights, authors' rights, trademarks, tradenames, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition or trade secret laws, and (ii) with respect to VIASYSTEMS, all rights held by VIASYSTEMS in its Confidential Information, including, but not limited to, patents, copyrights, authors' rights, trademarks, tradenames, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition or trade secret laws.

      (f) "Inventory" shall mean all raw materials, components and supplies necessary for the manufacture of Products pursuant to this Agreement.

      (g) "Long-Lead Inventory" shall mean those items of Inventory identified in writing by VIASYSTEMS to METAWAVE prior to beginning manufacture of any particular type of Product that have a lead time from VIASYSTEMS' suppliers longer than ninety (90) days.

      (h) "Products" shall mean all products (i) designed by METAWAVE or its Affiliates or (ii) marketed by METAWAVE or its Affiliates, and in each case in respect of which METAWAVE or its Affiliates originally held, or have subsequently acquired, manufacturing rights, including, without limitation, the products identified in Exhibit A hereto and any modifications or replacements thereof or substitutions therefor, but subject to delayed applicability to the extent described in Exhibit A, but excluding antenna panels and linear power amplifiers.

      (i) "Purchase Order" shall mean a METAWAVE Purchase Order in the form mutually agreed by the parties hereto.

      (j) "Specifications" shall mean the specifications for the Products as provided by METAWAVE and accepted by VIASYSTEMS, and as revised from time to time upon mutual agreement of the parties hereto.

      (k) "Trademarks" shall mean the trademarks that are associated with the Product which are approved in writing by METAWAVE from time to time for use by VIASYSTEMS in the manufacture of the Products.

2.   Manufacture and Supply of Products.

     (a) Agreement to Manufacture. Pursuant to Purchase Orders or changes to Purchase Orders issued by METAWAVE or its Affiliates and accepted by VIASYSTEMS, VIASYSTEMS agrees to procure
Inventory and to manufacture, test, assemble, and deliver the Products pursuant to the Specifications for each such Product and to deliver such Products to a location designated by METAWAVE or its Affiliates. METAWAVE or its Affiliates, as the case may be, agrees to purchase, and VIASYSTEMS agrees to supply, all manufacture, test and assembly services for the Products required by METAWAVE and its Affiliates on a global basis during the term of this Agreement exclusively from VIASYSTEMS, subject to Sections 12(e) and 12(f); provided, however, that METAWAVE and its Affiliates reserve the right to purchase supply, manufacture, test, and assembly services for the Products (or components therefor) from a third party from an alternate manufacturer during any exclusivity period hereunder solely for development and testing purposes only, provided that such Products are not used in METAWAVE's business for commercial resale.

     (b)  [*]

     (c) Purchase Orders. All Purchase Orders shall be submitted to VIASYSTEMS in writing by electronic transmission, mail or facsimile to the address set forth on the signature page to this Agreement, and shall conform to the Binding Forecasts in accordance with Section 2(b). METAWAVE shall submit such Purchase Orders to VIASYSTEMS at least [*] prior to the date of requested delivery ("Delivery Date"), or such longer period as mutually agreed upon by the parties hereto for Products incorporating Long-Lead Inventory.

     (d)  [*]

     (e) Acceptance or Rejection of Purchase Orders. All Purchase Orders shall be deemed accepted unless rejected by VIASYSTEMS, in writing, within [*] after receipt by VIASYSTEMS if such Purchase Order conforms to the Binding Forecast. If such Purchase Orders do not conform to the Binding Forecasts then the parties hereto shall agree upon a Delivery Date. In the event of a conflict between the terms of a Purchase Order and this Agreement, this Agreement shall control.

     (f) Engineering Changes. METAWAVE may request at any time that VIASYSTEMS incorporate an engineering change into a Product.
Such request will include a description of the proposed change sufficient to permit VIASYSTEMS to evaluate its feasibility.
VIASYSTEMS' evaluation shall be in writing and shall state the impact on delivery schedule and expected Cost. [*].

     (g) Manufacturing Process. VIASYSTEMS will utilize manufacturing processes and productions methods approved by METAWAVE, which approval shall not be unreasonably withheld. VIASYSTEMS will employ proper equipment, machinery and production methods to ensure that the Products will at all times meet the Specifications. VIASYSTEMS commits to ensure that all processes which contribute to the development, production and services of Product remain ISO registered. Any failure to do so shall be considered a material breach of this Agreement. [*].

     (h) Monitoring of Production. METAWAVE shall have the right, upon [*] advance written notice, during normal business hours and in such a manner so as to not unreasonably interfere with the business of VIASYSTEMS, to [*]. All representatives of METAWAVE conducting such inspections shall comply with all applicable safety and security rules of VIASYSTEMS.

     (i) Product Identification. VIASYSTEMS will not place its name or any other marking not approved by METAWAVE anywhere on the Products or their respective packaging material, except markings, if any, that are required by law or markings appearing on VIASYSTEMS Components (as defined below).

3.   Components; Tooling.

     (a)  [*]

     (b) METAWAVE Supplied Components. METAWAVE may supply components to VIASYSTEMS, at VIASYSTEMS' expense, upon the written consent of VIASYSTEMS. Such components, including provision for failed parts, shall be delivered to VIASYSTEMS not later than [*] prior to the scheduled Delivery Date for the related Products to METAWAVE. Should METAWAVE be unable to meet such delivery requirements, METAWAVE may, at its option, request VIASYSTEMS to either (i) ship Products to METAWAVE absent the supplied parts on or after [*] from the scheduled Delivery Date or (ii) hold the Products pending receipt of such components from METAWAVE. Under these circumstances METAWAVE will give written notification to VIASYSTEMS prior to the scheduled Delivery Date, and VIASYSTEMS may invoice METAWAVE for such Products on or after [*] from the scheduled Delivery Date, or on such other terms as equitably agreed by the parties hereto. [*].

     (c)  [*]

     (d) Title to Consigned Inventory Supplied by METAWAVE. All components furnished by METAWAVE shall remain METAWAVE's property and be kept segregated. VIASYSTEMS agrees to be responsible for any loss or damage to such components while in VIASYSTEMS' possession or under VIASYSTEMS' control. METAWAVE may inspect, inventory, and authenticate the amount of components that are furnished under this Agreement during VIASYSTEMS' normal business hours so long as such activities do not unreasonably interfere with VIASYSTEMS' business. VIASYSTEMS shall provide METAWAVE reasonable access to the premises wherein all such components are located. [*].

     (e)  [*]

4.   Product Shipment, Delivery and Inspection.

     (a)  Shipments.

          (i) All Products delivered pursuant to the terms of this Agreement shall be packaged in accordance with packaging instructions provided by METAWAVE and shall include a complete packlist and all test data as required in the Product Specification. If such instructions are not provided by METAWAVE for a specific Product, the Product shall be suitably packed for shipment to avoid damage. Each box and every pallet of the Product shall be marked for shipment with the end customer name, end customer purchase order, cell site name, ship to address and any other specific information as specified on the Purchase
Order. All orders must be shipped complete. Any partial shipments must be approved in writing by METAWAVE. Upon shipment of the Product, VIASYSTEMS will send a copy of the packlist, applicable Product serial numbers, the freight carrier and waybill reference number (all in electronic format) to METAWAVE Order Entry to confirm shipment.

          (ii) The Product will be shipped to METAWAVE's destination specified in the applicable Purchase Order, and received by METAWAVE [*] to the Delivery Date. The Delivery Date will be deemed to occur upon shipment [*], at which time risk of loss and title will pass to METAWAVE. All freight, insurance and other shipping expenses will be paid by METAWAVE, as well as any special packing expenses approved in writing by METAWAVE and not included in the original price quotation for the Products. [*].

     (b)  [*]

     (c) Product Inspection and Acceptance. The Products delivered by VIASYSTEMS will be inspected and tested as required by METAWAVE within [*] following the Delivery Date or [*] (the "Acceptance Period"). If Products are found to be defective in material or workmanship and/or fail to meet the Specifications, METAWAVE may reject such Products during the Acceptance Period. Products not rejected during the Acceptance Period will be deemed accepted. METAWAVE may return rejected Products upon receipt of a Return Material Authorization ("RMA") number from VIASYSTEMS.
[*].

5.   In Market Spares Support, Refurbished Product, After
Warranty Repair.

     (a)  [*]

     (b) VIASYSTEMS will maintain established procedures for the repair and refurbishment of returned Product held as B Stock Inventory. METAWAVE shall provide on the date hereof its current procedures for repair and refurbishment of returned Product. VIASYSTEMS will maintain B Stock Inventory in a separate inventory location and offer B Stock Inventory to fulfill orders for METAWAVE engineering use, or warranty replacement after the Acceptance Period.

     (c) VIASYSTEMS will repair METAWAVE Product after the warranty period expires at the reasonable request of METAWAVE. METAWAVE will pay the cost of repair. VIASYSTEMS will not repair the Product until approval of the estimated cost is received from METAWAVE. VIASYSTEMS will maintain the capability to repair or replace Product for [*] after the Product is discontinued, or if earlier, through the remaining term of this Agreement, and during such period METAWAVE will be entitled to make a final lifetime buy of such Products at the prices established pursuant to this Agreement, with delivery schedules for such purchase to be negotiated by the parties at the time of order placement.

6.   Payment Terms, Additional Costs and Price Changes.

     (a) Payment Terms. Payment for any products, services or other costs to be paid by METAWAVE hereunder are due [*] from the date of invoice for Products and shall be made in lawful U.S.
currency.

     (b)  Additional Costs.

          (i) Duties and Taxes. All prices quoted are exclusive of federal, state and local excise, sales, use and similar duties and taxes, and [*] shall be responsible for all such items.

          (ii) [*]

     (c) Price; Price Changes. The initial purchase prices for the Products identified on Exhibit A hereto are set forth on Exhibit
B hereto. The initial purchase price for any new Product and the purchase price for any significant change or re-design to an existing Product shall be established by mutual good faith agreement of the parties and shall be based upon [*].

          (i)  [*]

          (ii) [*]

          (iii) [*]

     (d) Regular Business Reviews. The parties will have regular business reviews, as mutually agreed, to review the Costs and prices of the Products, Bill of Materials, Inventory strategy, cost reduction plans, quality, Forecasts and delivery performance and to mutually develop any modifications that may be necessary.

7.   License Grants; Ownership Rights.

     (a) Nonexclusive License. During the term of this Agreement, VIASYSTEMS shall be deemed to have been granted by METAWAVE a [*], to use that part of METAWAVE's Intellectual Property required to manufacture the Products for sale to METAWAVE pursuant to the terms of this Agreement. [*].

     (b) Software. All METAWAVE owned software that METAWAVE provides to VIASYSTEMS under the license set forth in this
Section 7 is and shall remain the property of METAWAVE. VIASYSTEMS shall have a [*] this software during the term of this Agreement solely for the purpose of manufacturing Product for sale to METAWAVE pursuant to the terms of this Agreement. All software developed by VIASYSTEMS to support the process tooling or otherwise shall be and remain the property of VIASYSTEMS unless funded by METAWAVE, in which case such software shall be owned by METAWAVE and VIASYSTEMS shall assign all its right, title and interest in such software to METAWAVE and shall cooperate with METAWAVE, at METAWAVE's expense, before and after the termination of this Agreement, to permit METAWAVE to obtain and enforce the full benefits, enjoyment, rights and title throughout the world in such software. [*].

     (c) Intellectual Property Rights. Except as set forth in Sections 6(a) and 6(b), each party shall retain sole ownership of, and all rights to, any Intellectual Property of any kind previously owned by that party or created solely by that party.
(d) Trademarks. In consideration of the fees set forth herein, METAWAVE further grants to VIASYSTEMS a non-exclusive license to use the Trademarks on and in connection with the manufacture of the Products, and for this purpose to affix, subject to METAWAVE's prior written approval, the Trademarks to or on the Products. Such trademark license shall expire or terminate upon the expiration or termination of this Agreement. The Trademarks may only be used in association with the manufacture and distribution of the Products pursuant to the terms of this Agreement. Any and all uses of the Trademarks shall be subject to the prior written approval of METAWAVE. VIASYSTEMS shall not remove trademark notices from any Product without the prior written consent of METAWAVE. VIASYSTEMS shall not use the name, Trademarks or logos associated with the Products in its business name.

8.   Confidential Information.

     (a) Nondisclosure and Nonuse. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth in this Agreement, and shall use commercially reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party shall disclose Confidential Information of the other party only to its directors, officers, employees, and consultants who are required to have such information in order for such party to carry out the transactions contemplated by this Agreement. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party's Confidential Information.

     (b) Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential
Information of the other which the receiving party can prove:

          (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party;

         (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;

        (iii) is disclosed with the prior written approval of the disclosing party;

         (iv) was independently developed by the receiving party without any use of the Confidential Information by employees of the receiving party who had no access to the Confidential
Information, as demonstrated by files created at the time of such independent development;

         (v) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; or

        (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body of competent jurisdiction; provided, however, that the receiving party shall provide prompt notice of such court order or requirement to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

     (c) Return of Confidential Information. Upon expiration or termination of this Agreement, each party shall promptly return all Confidential Information of the other party. In addition, each party shall, upon written request of the other party, return Confidential Information of such other party.

     (d)  Remedies.  Any breach of the restrictions contained in this
Section 8 is a breach of this Agreement which may cause irreparable harm to the nonbreaching party. Any such breach shall entitle the nonbreaching party to injunctive relief in addition to all legal remedies.

     (e) Confidentiality of Agreement. Each party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement:

          (i) as required by any court or other governmental body of competent jurisdiction;

         (ii) as otherwise and to the extent required by law (including the federal securities laws and regulations promulgated thereunder);

        (iii)     to legal counsel of the parties;

         (iv) in confidence, to accountants, banks, and financing sources and their advisors;

          (v) in connection with the enforcement of this Agreement or rights under this Agreement; or

         (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

9.   Indemnity.

     (a) METAWAVE Indemnification. METAWAVE shall indemnify, defend and hold harmless VIASYSTEMS and its officers, directors, employees and agents from any loss, claim, cost or damage, including reasonable attorney and accountant's fees, arising out of any claim, action, bodily injury and/or property damage based on [*]; provided that:

          (i) METAWAVE is given prompt written notice of the such claim or action and complete authority for the defense or settlement of same (provided that METAWAVE shall not enter into any settlement without the prior written consent of VIASYSTEMS, which consent shall not be unreasonably withheld), on the understanding that in all events VIASYSTEMS shall have the right at its own expense to participate in such defense or settlement through counsel of its own choosing;

         (ii) VIASYSTEMS provides such information and assistance in the defense or settlement of the claim as may be reasonably requested by METAWAVE;

        (iii) VIASYSTEMS complies with any settlement or court order made in connection with any such claim; and

         (iv) METAWAVE shall not be responsible for any cost, expense or compromise incurred or made by VIASYSTEMS without METAWAVE's prior written consent, such consent not to be unreasonably withheld.

     (b) METAWAVE Intellectual Property Infringement Indemnity. METAWAVE shall indemnify, defend and hold harmless VIASYSTEMS and its officers, directors, employees and agents from any loss, claim, cost or damage, including reasonable attorney and accountant's fees, arising out of any suit or proceeding based on a claim that [*], provided that:

          (i)  the claim arises as a result of [*] under this Agreement;

         (ii) METAWAVE is given prompt written notice of the such claim or action and complete authority for the defense or settlement of same (provided that METAWAVE shall not enter into any settlement without the prior written consent of VIASYSTEMS, which consent shall not be unreasonably withheld), on the understanding that in all events VIASYSTEMS shall have the right at its own expense to participate in such defense or settlement through counsel of its own choosing;

        (iii) VIASYSTEMS provides such information and assistance in the defense or settlement of the claim as may be reasonably requested by METAWAVE;

         (iv) VIASYSTEMS complies with any settlement or court order made in connection with any such claim;

          (v) METAWAVE provides prompt notice to VIASYSTEMS if METAWAVE becomes aware that any Product or portion thereof (or the manufacturing thereof) infringes any copyright, mask work, patent, or trade secret, whether foreign or domestic; and

         (vi) METAWAVE shall not be responsible for any cost, expense or settlement incurred or made by VIASYSTEMS without METAWAVE's prior written consent, such consent not to be unreasonably withheld.
     [*]

     (c) VIASYSTEMS Indemnification. VIASYSTEMS shall indemnify, defend and hold harmless METAWAVE and its officers, directors, employees and agents from any loss, claim, cost or damage, [*], arising out of any claim, action, bodily injury and/or property damage based on [*], provided that:

          (i) VIASYSTEMS is given prompt written notice of the such claim or action and complete authority for the defense or settlement of same (provided that VIASYSTEMS shall not enter into any settlement without the prior written consent of METAWAVE, which consent shall not be unreasonably withheld), on the understanding that in all events, METAWAVE shall have the right at its own expense to participate in such defense or settlement through counsel of its own choosing;

        (ii) METAWAVE provides such information and assistance in the defense or settlement of the claim as may be reasonably requested by VIASYSTEMS;

       (iii) METAWAVE complies with any settlement or court order made in connection with any such claim; and

        (iv) VIASYSTEMS shall not be responsible for any cost, expense or settlement incurred or made by METAWAVE without VIASYSTEMS' prior written consent, such consent not to be unreasonably withheld.

     This Section and Section 10(f) state the entire liability of VIASYSTEMS with respect to all claims, damages, demands and loss whatsoever from or in respect of the infringement, violation or misappropriation of any intellectual or industrial property or other proprietary right of any third person.

10.  Warranty; Insurance and Disclaimer; Limitation of Liability.

     (a)  VIASYSTEMS warrants that the Products as delivered will [*].

     (b) VIASYSTEMS will obtain and maintain during the term of this Agreement, in addition to insurance in such amounts as is [*].
VIASYSTEMS shall provide METAWAVE with ten days' prior written notice of material changes, cancellations or renewals of such policy. Subject to the other provisions of this Agreement, VIASYSTEMS covenants that during the term of this Agreement, it will at all times be properly insured in accordance with applicable law.

     (c) VIASYSTEMS will [*] within [*] after notice of such non-compliance. [*].

     (d) These warranties shall not apply to [*], VIASYSTEMS, or its Affiliates, subcontractors or designees) or which shall have been subject to [*].

     (e) VIASYSTEMS MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS MANUFACTURED UNDER THIS AGREEMENT,
AND DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, WITHOUT
LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A
PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     (f)  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR
[*].

11. Contingency Plan. By [*], the parties hereto will jointly develop and mutually agree upon a written plan (a "Contingency Plan") that addresses their plans on how VIASYSTEMS will continue to perform its obligations under this Agreement in case of an unforeseen catastrophe, including a force majeure condition, or any other condition in which VIASYSTEMS will be unable to produce and ship Product for [*]. The Contingency Plan will identify VIASYSTEMS' alternative manufacturing location(s), if any, and include the estimated time for the implementation of the Contingency Plan and production of Product.

12.  Term and Termination.

     (a) Term. This Agreement shall become effective on the date of this Agreement and shall continue for a period of [*]; thereafter this Agreement shall be extended automatically at the end of the initial term or subsequent terms for up to [*] so long as VIASYSTEMS has satisfactorily achieved pricing, delivery and quality performance requirements (as reasonably established by the parties) during the preceding twelve-month period.

     (b)  Termination for Cause.

          (i) Either party may terminate this Agreement at any time if (A) if the other party makes a general assignment for the benefit of creditors, or (B) if there are instituted by the other party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution or such a proceeding is commenced against the other party and is not set aside within ninety (90) days of its commencement.

         (ii) In the event of a material breach of this Agreement, the non-defaulting party may notify the defaulting party of such default within 30 days after the occurrence thereof. Such notice will specify in reasonable detail any such default. Upon receipt of such notice, the parties shall meet and jointly develop, in good faith, an action plan (the "Action Plan") as soon as reasonably practicable but in no event later than 30 days after the defaulting party's receipt of the notice of default. The Action
Plan shall set forth the steps to be implemented to enable the defaulting party to cure the default and prospectively comply with the terms and conditions of this Agreement. The defaulting party shall implement the Action Plan as soon as reasonably practicable but in no event later than 90 days after the Action
Plan has been mutually agreed to by the parties or within such longer period as may be specified in the Action Plan. If the defaulting party does not comply with the terms of the Action
Plan, the non-defaulting party may terminate this Agreement, in addition to any other rights and remedies it may have, at law or at equity.

     (c) Termination Liability. Neither party shall be liable in any manner on account of the termination or cancellation of this Agreement. The rights of termination and cancellation as set forth herein are absolute. Both METAWAVE and VIASYSTEMS are aware of the possibility of expenditures necessary in preparing for performance hereunder and the possible losses and damages which may occur to each in the event of termination or cancellation. Both parties clearly understand that neither shall be liable for damages of any kind (including but not limited to special, incidental or consequential damages) by reason of the termination or cancellation of this Agreement.

     (d) Obligations Upon Termination. The termination or expiration of this Agreement shall in no way relieve either party from its obligations to pay the other any sums accrued hereunder prior to such termination or expiration. Upon termination or expiration, METAWAVE shall be responsible for the Products and Inventory in existence at the date of such termination or expiration in the same manner as for cancellation as set forth in Section 4(b).

     (e) Termination of Exclusivity. METAWAVE's obligation to exclusively use VIASYSTEMS during the term of this Agreement, as specified in Section 2(a), may be terminated by written notice delivered by METAWAVE to VIASYSTEMS in the event:

          (i) the Defect Threshold, as reported by VIASYSTEMS to METAWAVE within [*] after each fiscal quarter, is exceeded for [*]; or

         (ii) VIASYSTEMS' [*], as reported by VIASYSTEMS to METAWAVE within [*] after VIASYSTEMS files the applicable financial statements with the Securities and Exchange Commission, is negative for [*].

The foregoing termination right shall expire unless exercised within [*] after such right accrues, provided that the failure to exercise such right shall not affect the ability of METAWAVE to exercise any newly-accrued termination right in the future.

     (f)  [*]

     (g) Survival of Certain Provisions. Notwithstanding anything to the contrary in this Agreement, the following Sections shall survive termination of this Agreement: 1, 7(c), 8, 9, 12(g), and
13.

13.  Miscellaneous.

     (a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 13(a) shall be binding upon the parties and their respective successors and permitted assigns.

     (b) Successors and Assigns. Neither METAWAVE nor VIASYSTEMS shall assign any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other party, which shall not be unreasonably withheld, provided that (i) VIASYSTEMS may delegate its obligations hereunder to one or more direct or indirect wholly-owned subsidiaries of VIASYSTEMS and (ii) METAWAVE or VIASYSTEMS, as the case may be, may assign this Agreement to any person acquiring all or substantially all of the assets or stock of such party; provided, further, that notwithstanding any such assignment, the assignor shall remain liable for the performance of all of its obligations hereunder. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (c) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

     (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

     (g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (h) Entire Agreement. This Agreement is the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

     (i) Independent Contractors. The relationship of VIASYSTEMS and METAWAVE established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed (i) to give either party the power to direct and control the day-to-day activities of the other, (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or
(iii) to allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

     (j) Force Majeure. If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of the parties hereto, the party so affected upon giving prompt notice to the other parties shall be excused from such performance during such prevention, restriction or interference.

                    [Signature page follows.]

     The parties have executed this Agreement as of the date first set forth above.

METAWAVE:                        VIASYSTEMS:

METAWAVE COMMUNICATIONS          VIASYSTEMS, INC.
   CORPORATION

By:  /s/ Stuart W. Fuhlendorf    By:  /s/ James G. Powers

Name:     Stuart W. Fuhlendorf   Name:     James G. Powers
               (print)                          (print)

Title:Chief Financial Officer    Title:EVP-Business Development

Address:  10735 Willows Road NE  Address:9825 S W Sunshine Court
Redmond, WA  98052                       Beaverton, OR  97005
Copy of notices to:              Copy of notices to:  Vice
Susan Jackson, VP Global         President - Sales
Manufacturing                    Fax Number:  (503) 641-9145
Fax Number:  (425) 702-5971      Copy of notices to:  Vice
And to General Counsel           President - Sales
Fax No.:  (425) 702-5983         (503) 520-1960



                            Exhibit A

                            Products


[*]




















The Products identified on this Exhibit A, in the form appended to the Agreement on April 1, 2001, constitute all of the current Products of METAWAVE, all of which are currently manufactured at METAWAVE's manufacturing facilities located in Redmond, Washington, and Taipei, Taiwan. VIASYSTEMS is acquiring the Redmond, Washington manufacturing facility concurrently with the execution of this Agreement, and will hereafter acquire the Taipei, Taiwan manufacturing facility, with the closing of the latter acquisition expected to be completed within [90 day] from the date of this Agreement. The Products denoted above by an asterisk represent the Products currently manufactured at METAWAVE's Taipei, Taiwan manufacturing facility. This Agreement will become effective as to such Products immediately upon the consummation of the purchase of the Taipei, Taiwan manufacturing facility by VIASYSTEMS. During the interim period prior to such purchase, METAWAVE will continue to manufacture all of such Products internally at the Taipei, Taiwan manufacturing facility. The Agreement shall become effective as to all Products not denoted by an asterisk immediately.



                            Exhibit B

                             Pricing

See attachment


Prior   to  the  closing  of  the  purchase  and  sale   of   the
manufacturing assets of Metawave's Taiwan subsidiary ("Taiwan Operations") as contemplated by Section 10.7 of the Asset Purchase Agreement, Viasystems will verify that the [*] as previously delivered to Viasystems (the "Projected Demand"). In the event such [*], then the [*] as set forth above will be negotiated in good faith and agreed to among the parties to [*].



                            Exhibit C

                         Quality Metrics

(1)  [*] at each test point in the manufacturing process,

(2)  [*] Per Unit

(3)  [*] issued,

(4)  [*] received,

(5)  Test results from [*] to be tested.

(6)  [*] in both [*]

(7)  Ongoing status of [*].